UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into Material Definitive Agreements

On August 17, 2017 (the “Closing Date”), Shutterfly, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent. The Credit Agreement provides for (a) a secured revolving loan facility in an aggregate principal amount of up to $200.0 million, none of which was drawn at closing, and (b) a secured delayed draw term loan facility in an aggregate principal amount of up to $300.0 million, none of which was drawn at closing. The Credit Agreement permits the Company to add one or more incremental term loan facilities and/or increase the commitments for revolving loans in an aggregate principal amount of up to $200.0 million, plus an additional amount equal to the amount of any voluntary prepayments, plus an unlimited amount that is subject to pro forma compliance with a secured net leverage ratio test. Incremental loans are subject to certain additional conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or new lenders.

The Company may draw the initial term loans at any time during the first six months following the Closing Date. The initial term loans will mature on the seventh anniversary of the Closing Date and the initial revolving commitments will mature on the fifth anniversary of the Closing Date. Commencing on the last day of the first full fiscal quarter following the Company’s borrowing of the initial term loans, such loans will amortize in equal quarterly installments of 0.25% of the original principal thereof, with the principal balance payable on the maturity date.

The proceeds of the loans may be used (i) to repay all obligations under the Company’s existing Credit Agreement, dated as of November 22, 2011, by and among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended as of May 10, 2013, and as further amended and restated as of June 10, 2016 (the “Existing Credit Agreement”), (ii) to pay fees and expenses incurred in connection with the Credit Agreement and the transactions contemplated thereby, (iii) to settle the Company’s existing 0.25% Convertible Senior Notes due 2018, and (iv) for working capital and general corporate purposes.

The initial term loans under the Credit Agreement bear interest, at the election of the Company, at either (a) the base rate (the “Base Rate”), which is defined as a fluctuating rate per annum equal to the greatest of (A) the prime rate then in effect, (B) the federal funds rate then in effect, plus 0.50%, and (C) an adjusted LIBOR rate determined on the basis of a one-month interest period, plus 1.0% or (b) an adjusted LIBOR Rate, subject to a floor of 0.0% (the “LIBOR Rate”), in each case, plus an applicable margin of 1.50% per annum in the case of Base Rate Loans and 2.50% per annum in the case of LIBOR Rate loans. The revolving loans under the Credit Agreement bear interest, at the election of the Company, at either (a) the Base Rate or (b) the LIBOR Rate, in each case, plus an applicable margin of (A) initially, 0.75% per annum in the case of Base Rate loans and 1.75% per annum in the case of LIBOR Rate loans or (B) following the Company’s delivery of financial statements for the first full fiscal quarter following the Closing Date, 0.50% to 0.75% per annum in the case of Base Rate loans and 1.50% to 1.75% per annum in the case of LIBOR Rate loans, in each case based on the Company’s consolidated secured net leverage ratio, measured as of the end of the most recently ended fiscal quarter. The Company is also required to pay other customary commitment fees, closing fees, arrangement fees, ticking fees and administration fees, and other customary fees and costs.

The Company’s obligations under the Credit Agreement are required to be guaranteed by certain of its domestic subsidiaries meeting materiality thresholds set forth in the Credit Agreement. Such obligations, including the guaranties, are secured by substantially all of the assets of the Company and the subsidiary guarantors pursuant to a Security Agreement, dated as of August 17, 2017, by and among the Company, the subsidiary guarantors from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as collateral agent. As of the Closing Date, none of the Company’s subsidiaries were required to guarantee the Company’s obligations under the Credit Agreement.

The Company is required to make mandatory prepayments of the outstanding principal amount of the initial term loans with the net cash proceeds from the disposition of certain assets and the receipt of insurance proceeds upon certain casualty and condemnation events, in each case, to the extent that such proceeds are not reinvested in assets of the Company or its subsidiaries within specified time periods. The Company is also required to make mandatory prepayments of the outstanding principal amount of the initial term loans with the net cash proceeds from the incurrence of certain indebtedness and, commencing with the fiscal year ending December 31, 2018, from excess cash flow beyond stated threshold amounts.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, undergo certain fundamental changes, dispose of assets, make investments, enter into transactions with affiliates, and make certain restricted payments, in each case subject to limitations and exceptions set forth in the Credit Agreement. The Company is also required to maintain compliance, measured as of the end of each fiscal quarter, with a consolidated secured net leverage ratio and a consolidated interest expense coverage ratio.

The Credit Agreement contains customary events of default that include, among other things, certain payment defaults, covenant defaults, cross-defaults to other indebtedness, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the lenders may require immediate payment of all obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. The lenders and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

On August 17, 2017, in connection with the Company’s entry into the Credit Agreement, the Company terminated the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 17, 2017, by and among Shutterfly, Inc., the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: August 17, 2017

Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 17, 2017, by and among Shutterfly, Inc., the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.